UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 13, 2007

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)–(d)    Not applicable.

(e)           On June 14, 2007, the Human Resources and Compensation Committee recommended and the Board of Directors approved base salaries for fiscal 2008 for the CEO, the CFO, other Named Executive Officers and other Executive Officers as follows:

Name	Title	Amount
Ladd Seaberg	Chairman & Chief Exec. Officer	$473,500
Tim Newkirk	President & Chief Operating Officer	$263,000
Randy Schrick	Vice President Manufacturing & Engineering	$213,417
Sukh Bassi	Vice President- Scientific Affairs	$210,944
Brian Cahill	Chief Financial Officer	$206,232
Other Executive Officers as a group(5)		$614,379

The Committee also recommended and the Board approved in concept a new, five year, annual cash incentive program under which annual awards will be based on improvements in what we call modified economic profit (“MEP”). MEP equals income from operations, net of taxes, less the product of total capital employed in our business multiplied by our estimated cost of capital. Total capital represents working capital (excluding cash) plus the book value of property, plant and equipment, plus goodwill and other long term assets. The Committee may determine whether any non-recurring or extraordinary item will be included in income from operations, and must approve and may modify any award prior to its payment.

Although it is anticipated that the annual targeted growth rate for MEP will be the same for each year of the program, the Committee may change the targeted growth rate from year to year.

In summary, the annual cash incentive program would be applied as follows:

1.                On a consolidated basis, if annual growth in MEP is positive, bonuses earned would be equal to the annual growth in MEP.

2.                Bonuses earned would be paid in cash annually up to the targeted amount. Bonuses earned in excess of the targeted amount would be deferred to a bonus pool. In addition, one third of the bonus pool, adjusted for current year deferrals, would be paid annually.

3.                For purposes of reducing year-to-year volatility as it relates to cash bonuses paid, the bonus pool would have an initial imputed balance. Cash bonuses paid would be reduced by a five year amortization of the imputed balance.

4.                In years where annual growth is negative, bonuses earned would be equal to zero. Additionally, the bonus pool would be reduced by an amount equal to the negative growth up to the designated targeted amount. Nonetheless, a cash bonus could still be paid depending upon the adjusted balance remaining within the bonus pool.

5.                The annual cash incentive program is intended to incentivize management to create value for the Company’s shareholders. Accordingly, in order for the annual cash incentive program to be accretive to shareholders, MEP, as defined herein, is net of, and includes the accrual for the annual cash incentive.

The Board also approved in concept a new restricted stock program, which will be administered under the Company’s 2004 Stock Incentive Plan and under which amounts awarded will be based in part on improvements to MEP. Under the program, subject to the availability of shares under the 2004 Stock Incentive Plan, restricted stock awards will be made each year and generally will be a function of the increase in MEP over the prior year. However, the maximum grant date market value of the awards made for any year to all participants will be $4.5 million and the minimum grant date market value made in any year to all participants, including years n which the change in MEP is negative,  will be $1.5 million.  Shares awarded will vest in 5 years and will pay dividends during the vesting period.  Provisions for forfeiture and accelerated and pro rata vesting  are to be determined, but are expected to be generally similar to those under the guidelines for the company’s outstanding performance accelerated restricted stock awards.

Participation levels of named executive officers under both programs have yet to be determined and will be subject to Committee and Board approval.  It is anticipated the definitive programs, when approved,  will have additional terms and conditions.

On June 14, we memorialized the award of restricted shares that was made to our non-employee directors on the date following our annual meeting in 2006 with a restricted stock award agreement in the form filed herewith as an exhibit.  The awards were made pursuant to our Non-Employee Directors Restricted Stock Plan, which was approved by stockholders at the annual meeting.  As described in our proxy statement for our 2006 annual meeting and incorporated by reference to our 10-K for the fiscal year ended June 30, 2006, each year each non-employee director receives an automatic grant of restricted shares having a fair market value of $12,500.  The award date is the first business day following the annual meeting. The shares vest upon the expiration of three years, the death of a director or a change in control, as defined in the Plan.  Accelerated vesting may be permitted if a director retires or does not stand for reelection at the end of his or her term or if the Director’s service is terminated because of physical or mental disability.  If a director resigns during his or her term and prior to the end of the vesting period, the shares are forfeited.

(f)            Not applicable

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 14, 2007 the Board of Directors amended Sections 8.1 and 8.2 of the Bylaws to permit shares to be held and transferred in uncertificated form.  Conforming changes were made to Section 6.2 and 6.4.  Section 8.3 was amended to correct a reference to Delaware law to Kansas law.  Section 1.1 was amended to reflect the change in address of the Company’s executive offices.

(b)           Not applicable.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On June 13, 2007 the Audit Review Committee of the Board of Directors amended the Conflict of Interest provision of our Code of Conduct in the following respects.

1.             The Code of Conduct gives examples of situations which might involve a conflict of interest.  One example is conducting business on our behalf with family members.  We amended this provision to define what we mean by the term “family member”.  We also amended it to explain that conducting business with an entity in which a family member has a material interest may be a conflict of interest.

2.             We amended the Code of Conduct to require any transaction which is approved by a disinterested member of management to be reported to a specified officer and summarized by him at least annually in a report to the Audit Committee.  We also amended the Code of Conduct to require that any transaction involving a director or executive officer and  having a value of $50,000 or more be preapproved by the Audit Committee.

(b)-(c)     Not applicable

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

*	3(b). Bylaws, as amended.

*	10.1

Non-Employee Directors Restricted Share Award Agreement for fiscal 2007 of Cloud L. Cray. Similar agreements were made for the same number of shares with Michael Braude, John Byom, Gary Gradinger, Linda Miller, Daryl Schaller and John Speirs.

	10.2	Non-Employee Directors’ Restricted Stock Plan (incorporated by reference from Ex. 4.3 of the Registrant’s Form S-8 Registration Statement filed September 26, 2006 (File No. 333-137593).

*	14.	Code of Conduct, as amended.

* - filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: June 19, 2007	By:	/s/ Laidacker M. Seaberg
Laidacker M. Seaberg
Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

* 3(b)  Bylaws, as amended.

*10.1  Non-Employee Directors Restricted Share Award Agreement for fiscal 2007 of Cloud L. Cray. Similar agreements were made for the same number of shares with Michael Braude, John Byom, Gary Gradinger, Linda Miller, Daryl Schaller and John Speirs.

10.2  Non-Employee Directors’ Restricted Stock Plan (incorporated by reference from Ex. 4.3 of the Registrant’s Form  S-8 Registration Statement filed September 26, 2006 (File No. 333-137593).

*14.  Code of Conduct, as amended.

* - filed herewith